For the fiscal year ended October 31, 2001
File number 811-08167
Prudential Tax-Managed Small-Cap Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Tax-Managed Small-Cap
Fund, Inc. was held on February 22, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                4,826,852		     155,713
Delayne Dedrick Gold	                4,831,487
151,078
Robert F. Gunia	                4,836,059		     146,506
	Douglas H. McDorkindale	     4,834,022		     148,543
W. Scott McDonald                    4,835,804		     146,761
Thomas T. Mooney		     4,832,740
149,825
	Stephen P. Munn		     4,836,661		     145,904
David R. Odenath		     4,835,959
146,606
Richard A. Redeker		     4,832,014
150,551
	Judy A. Rice			     4,834,041
148,524
Robin B. Smith 		     4,834,888		     147,677
Louis A. Weil III 		     4,832,428
150,137
Clay T. Whitehead		     4,832,877
149,688


03.	To permit Prudential Investments Fund Management LLC (PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		3,371,692		358,880		240,086

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		3,452,316		267,056		251,206

5A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		3,507,308		227,504		235,765

5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		3,454,290		283,226		233,061

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		3,457,950		272,190		240,437

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		3,417,593		322,925		230,060

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	3,496,590		238,072		235,916


5F.	Not Applicable.



5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		3,406,291		331,638		232,648

5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		3,429,025		288,495		253,058

07.	To ratify the selection of PricewaterhouseCoopers LLP as
independent
accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		4,694,032		99,943
	188,591









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